Exhibit 99.1

Caladrius Biosciences Announces $25.0 Million Private Placement

BASKING RIDGE, N.J. (January 21, 2021) – Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease, today announced that it has entered into securities purchase agreements with certain institutional and accredited investors to raise $25.0 million through the issuance of an aggregate 12,500,000 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 6,250,000 shares of common stock, at a purchase price of $2.00 per share of common stock (or common stock equivalent in lieu thereof) and associated warrant in a private placement priced at-the-market under Nasdaq rules. The closing of the private placement is expected to occur on or about January 25, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $2.90 per share, are exercisable immediately and have a term of five and one-half years.

The Company currently intends to use the net proceeds from the offering for working capital and general corporate purposes, including the advancement of its CD34+ technology-based clinical programs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors within ten calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Caladrius Biosciences

Caladrius Biosciences, Inc. is a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease. We are developing first-in-class cell therapy products based on the finely tuned mechanisms for self-repair that exist in the human body. Our technology leverages and enables these mechanisms in the form of specific cells, using formulations and modes of delivery unique to each medical indication.

The Company’s current product candidates include: HONEDRA® (formerly CLBS12), recipient of SAKIGAKE designation and eligible for early conditional approval in Japan for the treatment of critical limb ischemia (“CLI”) based on the results of an ongoing clinical trial; OLOGO™ (formerly CLBS14), a Regenerative Medicine Advanced Therapy (“RMAT”) designated therapy for which the Company has finalized with the U.S. Food and Drug Administration (the “FDA”) a protocol for a Phase 3 confirmatory trial in subjects with no-option refractory disabling angina (“NORDA”); CLBS16, the subject of both a recently completed positive Phase 2a study and a newly initiated Phase 2b study in the U.S. for the treatment of coronary microvascular dysfunction (“CMD”); CLBS119, an emergent CD34+ stem cell therapy responding to the COVID-19 pandemic and the potentially permanent damage the virus inflicts on the lungs of many patients; and CLBS201, designed to assess the safety and efficacy of CD34+ cell therapy as a treatment for chronic kidney disease (“CKD”). For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements related to the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement as well as any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; market and other conditions; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein, except as required by law.

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Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone: +1-908-842-0084
Email: jmenditto@caladrius.com